Exhibit 2

Gyrodyne Company of America, Inc.

One Flowerfield, Suite 24

St. James, NY 11780

August 15, 2013

Indaba Capital Fund, L.P. (“you”)

One Letterman Drive, Building D, Suite DM700,

San Francisco, California 94129

Dear Ladies and Gentlemen:

In connection with your consideration as a stockholder of various strategic alternatives (“Alternatives Evaluation”) being considered by the Strategic Alternatives Committee (the “Committee”) of the Board of Directors of Gyrodyne Company of America, Inc. (collectively with its subsidiaries, the “Company”), you have requested certain information regarding the Company and its businesses. In consideration of, and as a condition to, the Company furnishing you and your Representatives (as defined below) with such information, you agree that you and your Representatives will treat in accordance with this letter agreement (this “Agreement”) any information (whether oral, written or electronic) concerning the Company, its businesses or its affiliates that is furnished or otherwise made available to you or any of your Representatives, whether on or following the date hereof, by the Company or any of its Representatives or its affiliates or otherwise on the Company’s behalf, including, without limitation, information regarding any actual or potential bid or offer for the Company or any of its assets or securities, information with respect to the tax matters related to the Company, the Company’s actual and proposed business(es); historical and projected financial information; budgets; properties and other assets; trade secrets; techniques; processes; operations; know-how; strategies; forecasts; concepts; ideas; marketing plans; existing or potential tenants, employees, independent contractors, vendors or suppliers; relationships with third parties and other third party information; and any information derived, summarized or extracted from any of the foregoing, including without limitation, all portions of reports, analyses, data, compilations, notes, forecasts, summaries, studies and other materials prepared by you or your Representatives, or otherwise on your behalf, that contain, reflect or are based, in whole or in part, on any such information (collectively, the “Evaluation Material”). The term “Evaluation Material” does not include information that (i) at the time of disclosure is generally available to or known by the public, or subsequently becomes generally available to or known by the public, in each case, other than as a result of a disclosure by you or your Representatives in violation of this Agreement or other confidentiality obligation to the Company, (ii) is, was or becomes available to you or your Representatives from a source (other than the Company or its Representatives) that, to your knowledge, is not and was not at the time of such disclosure bound by a confidentiality obligation to the Company prohibiting disclosure of such information or otherwise prohibited from transmitting such information to you or your Representatives, (iii) has been independently developed by you or your Representatives without use or reference to any Evaluation Material or any information from a source known by you to be bound by a confidentiality obligation to the Company or otherwise prohibited from transmitting such information to you or (iv) was or is in your or any of your Representatives’ possession prior to being disclosed to you or your Representatives pursuant to this Agreement. As used in this Agreement, the term “Representatives” means, as to any party, such party’s affiliates and its and their respective directors, officers, employees, agents (including, without limitation, financial advisors, accountants, consultants and attorneys), actual or potential equity or debt financing sources (in each case to the extent permitted under this Agreement), controlling persons and, with respect to Indaba Capital Fund, L.P., “Representatives” shall include Indaba Capital Management, LLC and any other parties under common management therewith, and the term “person” shall be interpreted broadly to include, without limitation, any corporation, company, joint venture, group, partnership, entity or individual.

Indaba Capital Fund, L.P.

August 15, 2013

1.	You and your Representatives (i) shall use the Evaluation Material solely in connection with the Alternatives Evaluation, and not for any competitive purpose and (ii) shall keep the Evaluation Material strictly confidential and shall not, without the Company’s prior written consent, disclose Evaluation Material to any other person, except as required by the terms of a subpoena or order issued by a court or other governmental body or similar legal process pursuant to applicable law, regulation, audit or inquiries by a regulator, bank examiner or self-regulatory organization (each, a “Legal Process”) (subject to compliance with paragraph 3) and except that the Evaluation Material may be disclosed to your Representatives to the extent that they need to know such information for the purpose of assisting you in connection with the Alternatives Evaluation if prior to such disclosure your Representatives are informed of the confidential nature of the Evaluation Material and are directed to treat the Evaluation Material confidentially and with the same confidentiality obligations as are applicable to you in respect of such Evaluation Material. You will not contact any actual or potential bidder for the Company or any of its securities or assets (“Bidder”) or any actual or potential equity or debt financing, source of, or coinvestor with, any Bidder without specific written consent of the Company. If you determine to bid for the Company or any of its securities or assets (such bid, together with any transaction which results therefrom, a “Transaction”), you will notify the Company in writing (a “Bid Notice”) provided, in such case, no disclosure of Evaluation Material or of the matters that are the subject of paragraph 2 shall be made to any (i) actual or potential equity financing source or co-investor other than, following a Bid Notice, subsequent to the execution by such person of a customary confidentiality and standstill agreement (with a term of not less than one year) with the Company (the “Potential Equity Financing Sources”); (ii) actual or potential debt financing source; or (iii) portfolio company you control or fund you advise; unless, prior to such disclosure, you have provided the Bid Notice and further information to the Company as to the identity of such person and obtained the written consent of the Company prior to any such disclosure, in which case disclosure to such Representative shall be permitted; provided that, following the termination of the Standstill Period (as defined herein), each of the Potential Equity Financing Sources shall no longer be deemed to be your Representative and you agree not to obtain any equity financing from any of them with respect to a Transaction, in each case, without the Company’s prior written consent. You agree to undertake all reasonable precautions to safeguard and protect the confidentiality of the Evaluation Material, and you shall be responsible for any breach of this Agreement by any of your Representatives including, without limitation, any actions or inactions by your Representatives that would constitute a breach of this Agreement as the terms apply to such Representatives.

Indaba Capital Fund, L.P.

August 15, 2013

2.	In addition, without the Company’s prior written consent, except as required by Legal Process (subject to compliance with paragraph 3), during the Standstill Period, you and your Representatives shall not disclose to any person that Evaluation Material has been furnished or made available to you or your Representatives or that you or your Representatives have received or reviewed any portion thereof, the existence or contents of this Agreement, that you are undertaking an Alternatives Evaluation or considering a Transaction, that investigation, discussions or negotiations are taking place or have taken place concerning the Alternatives Evaluation or a Transaction, any of the terms, conditions or other facts or information with respect to any such evaluation, investigation, consideration, discussions or negotiations, including, without limitation, the status or termination thereof. Furthermore, in the event you are permitted by the terms of this Agreement to disclose the Evaluation Material or portions thereof or information of the type described in this paragraph (2) to any potential financing source or sources, you shall not enter into any agreement, arrangement or any other understanding, whether written or oral, with any such potential financing source or sources which may reasonably be expected to limit, restrict, restrain or otherwise impair in any manner, directly or indirectly, the ability of such financing source or sources to provide financing or other assistance to any other person in any alternative or other transaction involving the Company or any assets or equity securities of the Company.

3.	In the event that, following consultation with your or your Representatives’ legal counsel, it is determined that you or your Representatives are required by Legal Process to disclose all or any part of the Evaluation Material or information of the type described in paragraph 2, other than in the case of a Permitted Action (as defined below), you or such Representative shall (i) promptly (and, to the extent legally permissible and reasonably practicable, prior to any disclosure) notify the Company in writing of the existence, terms and circumstances surrounding such requirement, (ii) reasonably cooperate with the Company, at the Company’s expense, to take legally available steps to resist or narrow such requirement and obtain an appropriate protective order or other remedy and (iii) if disclosure of such information is required, disclose only any such information that you are or such Representative is advised by counsel is legally required or required by Legal Process to be disclosed and shall exercise commercially reasonable efforts (at the Company’s expense) to obtain an order or other reliable assurance that confidential treatment shall be accorded to such information. Notwithstanding anything contained in this Agreement to the contrary, you may file an amendment to your Schedule 13G filing and convert to a Schedule 13D filing with respect to the Company filed with the Securities and Exchange Commission (“SEC”) on April 9, 2013 (as so amended and converted, the “Current Schedule 13D”) to disclose the fact of your entry into this Agreement and to describe the material terms of this Agreement.

Indaba Capital Fund, L.P.

August 15, 2013

4.	For the period of one (1) year from the date of this Agreement, you shall not directly or indirectly, solicit for purposes of employment (other than solicitations through general advertising or other general solicitation not targeted at directors, officers or employees of the Company or its affiliates), offer to hire, hire or enter into any contract with, during the period of employment or the 60-day period following such employment, any director, officer or employee of the Company or its affiliates, provided the foregoing provision shall not apply if such person approaches you on an unsolicited basis.

Indaba Capital Fund, L.P.

August 15, 2013

5.	(a) You agree that until the earlier of (i) January 31, 2014 and (ii) the date of consummation of a Transaction (the “Standstill Period”), without prior written consent of the Committee or the Board of Directors of the Company (the “Board”), neither you nor any of your controlled affiliates (as such term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) will in any manner, directly or indirectly (including, without limitation, by directing, requesting or suggesting that any other person do so), (i) effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) to effect, or announce any intention to effect or cause or participate in or in any way knowingly assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) or announce any intention to effect or cause or participate in: (a) the acquisition of, or obtaining any economic interest in, any right to direct the voting or disposition of or any other right with respect to, any equity securities of the Company or any of its subsidiaries (directly or by means of any Derivative Securities) in each case, whether or not any of the foregoing may be acquired or obtained immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such party) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise and whether or not any of the foregoing would give rise to “beneficial ownership” (as such term is used in Rule 13D-3 of the Exchange Act), and, in each case, whether or not any of the foregoing is acquired or obtained by means of borrowing of securities, operation of any Derivative Security or otherwise; (b) any tender or exchange offer for equity securities of the Company or any of its subsidiaries, or any merger, consolidation, business combination or acquisition or disposition of assets of the Company or any of its subsidiaries; (c) seek representation on the Board, (d) seek the removal of any member of the Board, (e) any recapitalization, restructuring, liquidation, dissolution or other similar extraordinary transaction with respect to the Company or any of its subsidiaries in connection with a merger, consolidation, business combination or acquisition or disposition of assets of the Company or any of its subsidiaries; or (f) any “solicitation” of “proxies” to vote (as such terms are used in Regulation 14A of the Exchange Act) or consents to vote (whether or not related to the election or removal of directors) with respect to any voting equity securities of the Company or any of its subsidiaries, or the initiation, proposal, encouragement or solicitation of shareholders of the Company for the approval of any shareholder proposals with respect to the Company in connection with a merger, consolidation, business combination or acquisition or disposition of assets of the Company or any of its subsidiaries; (ii) deposit any shares of common stock or other voting securities of the Company in a voting trust or subject shares of common stock or other voting securities of the Company to a voting agreement or other agreement or arrangement with respect to the voting of such shares or securities, including, without limitation, lend any securities of the Company to any person or entity for the purpose of allowing such person or entity to vote such securities in connection with any stockholder vote or consent of the Company (other than those arrangements disclosed in your Current Schedule13D, if any); (iii) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act with respect to any securities of the Company or otherwise in connection with any of the foregoing (other than the group disclosed in your Current Schedule 13D, if any); (iv) (a) call or seek to call any meeting of shareholders, including by written consent, or provide to any third party a proxy, consent or requisition to call any meeting of shareholders in connection with a merger, consolidation, business combination or acquisition or disposition of assets of the Company or any of its subsidiaries, (b) seek to have the shareholders authorize or take corporate action by written consent without a meeting, solicit any consents from shareholders or grant any consent or proxy for a consent to any third party seeking to have the shareholders authorize or take corporate action by written consent without a meeting in connection with a merger, consolidation, business combination or acquisition or disposition of assets of the Company or any of its subsidiaries or (c) conduct a referendum of shareholders in connection with a merger, consolidation, business combination or acquisition or disposition of assets of the Company or any of its subsidiaries; or (v) publicly disclose any intention, plan or arrangement inconsistent with the foregoing; provided, however, that, notwithstanding anything to the contrary herein, the Standstill Period shall terminate immediately without any affirmative action by you or the Company upon (each, a “Fall-Away Event”): (A) the public disclosure or public announcement by the Company: (i) that the Company has entered into a definitive agreement or otherwise has an arrangement to effect: (1) any direct or indirect sale, transfer, contribution or other disposition to, or any joint venture or similar transaction with, any third party involving assets (including equity securities of any subsidiary of the Company) or businesses of the Company that constitute more than 50% or more of the revenues (as publicly reported for its fiscal year ended December 31, 2012) or assets of the Company and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Company, (2) any issuance or sale of securities to, or other transaction with, any third party that if consummated would result in any person or “group” as defined in Section 13(d)(3) of the Exchange Act beneficially owning 20% or more of any class of equity securities of the Company, (3) any recapitalizations, restructuring, liquidation, dissolution or other extraordinary transaction of the Company, or (4) any merger, consolidation, business combination, share exchange or similar transaction between the Company and any third party; (B) any amendment of (i) the advance notice bylaws of the Company relating to nominations of directors or the submission of shareholder proposals or (ii) any other provision of the bylaws of the Company that would reasonably be expected to (1) materially interfere or be materially inconsistent with a Transaction or (2) materially impair your ability to nominate directors to the Board or commence a “solicitation” of “proxies” (as such terms are used in Regulation 14A of the Exchange Act) in support of the election of such directors at an annual or special meeting of the Company’s stockholders held after January 30, 2014 (a “Subsequent Meeting”); (C) the calling of a special meeting of Company shareholders by the Company; (D) the public announcement by any person or group or the commencement of a tender or exchange offer to acquire voting securities of the Company, that, if successful, would result in such person or group beneficially owning more than 20% of the then-outstanding voting securities of the Company; (E) the filing by the Company of a preliminary or definitive proxy statement with respect to an annual meeting of shareholders; or (F) any person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than you or any of your subsidiaries or any “group” of which you or any of your subsidiaries are a member) makes any public inquiry, proposal or offer which has not been rejected within ten business days by the Board (including without limitation a tender offer or exchange offer which the Board has not recommended that its stockholders reject) relating to a change in control. For the purposes of this Agreement, the term “Derivative Securities” means, with respect to any person, any rights, options or other securities convertible into or exchangeable for equity securities, including without limitation any equity swaps or other equity derivative arrangements.

Indaba Capital Fund, L.P.

August 15, 2013

(b)	Notwithstanding anything contained in this Agreement to the contrary, you shall not be prohibited by this paragraph 5 from (x) subject to your compliance with the provisions of Section 313 of the Company’s Amended and Restated Bylaws, providing the Company with a notice of nomination of persons for election to the Board and filing an amendment to your Current Schedule 13D, solely to the extent required under Regulation 13D promulgated under the Exchange Act, to disclose your notice of nomination of such persons at any Subsequent Meeting and (y) at any time following the filing by the Company of a preliminary or definitive proxy statement with respect to the annual meeting of shareholders, subject to your compliance with the other terms of this Agreement, including the confidentiality obligations hereof, making public statements or solicitations, including through the filing of a preliminary or definitive proxy statement with the SEC. Notwithstanding anything contained in this Agreement to the contrary and subject to paragraph 7, at any time you and your Representatives may make non-public communications to the Committee with respect to any aspect of the Alternatives Evaluation or non-public proposals to the Company and its Representatives (including the Board) for the purpose of encouraging or facilitating a Transaction so long as, in each case, the making of such non-public communications or proposals (i) is not intended to elicit a public response by the Company and (ii) does not give rise to an obligation to amend your Current Schedule 13D (as amended to the extent contemplated by the last sentence of paragraph 2) based on the advice of your independent securities law counsel.

Indaba Capital Fund, L.P.

August 15, 2013

(c)	Notwithstanding anything contained herein to the contrary, you shall not be prohibited from making any proposal to the Committee and/or the Board that would not reasonably be expected to require a public announcement by Company. In addition, nothing contained in this Agreement shall preclude the tender by you or any of your subsidiaries of any securities of the Company beneficially owned by you or such subsidiaries into any tender or exchange offer of any third party, or the vote by your or your subsidiaries of any securities of the Company beneficially owned by you or such subsidiaries with respect to any transaction constituting a change in control.

(d)	Nothing herein shall limit you in any way from acquiring or offering to acquire, directly or indirectly, any company or business unit thereof that beneficially owns Company securities as long as (1) such entity’s prior acquisition of such securities was not made directly or indirectly on your behalf and (2) such entity’s ownership of such securities was not a primary factor in the decision to consummate such transaction.

(e)	Notwithstanding anything contained in this Agreement to the contrary, it is understood by the parties hereto that (i) following the termination of the Standstill Period you may (A) commence, or announce your intention to commence, a tender or exchange offer for any and all shares of the Company’s capital stock, (B) commence a “solicitation” of “proxies” (as such terms are used in Regulation 14A of the Exchange) to vote with respect to a meeting of the Company’s stockholders (each of clause (A) and (B) above a “Permitted Action”), (C) nominate directors to the Board, (D) submit any proposal to the stockholders of the Company and (E) take any action that would otherwise be restricted by paragraphs 5(a) and 5(b) prior to the expiration of the Standstill Period and (ii) in connection with any Permitted Action, at any time after the earlier of (x) January 31, 2014 or (y) the occurrence of a Fall-Away Event, you shall be permitted to publicly disclose Evaluation Material in any preliminary or definitive proxy statement or the Offer to Purchase contained in any Schedule TO filed with the SEC (and not disclose or refer to such Evaluation Material in any other disclosure document or otherwise) to the extent (but only to the extent) such public disclosure is determined, following consultation with your legal counsel, to be required by applicable law; provided, however, that you hereby expressly agree that any disclosure pursuant to this paragraph (5)(e) shall reveal the minimum amount of Evaluation Material necessary, after consultation with your independent counsel, to satisfy the requirement to make such disclosure under applicable law; provided, further, that, to the extent permitted by applicable law, any projections or forecasts included in the Evaluation Material that is so determined to be required to be disclosed pursuant to the foregoing process may be disclosed only in summary form for the entire Company as a whole on a consolidated basis, and not at a business unit or property level.

Indaba Capital Fund, L.P.

August 15, 2013

6.	The Company acknowledges that it expects to enter into a non-disclosure or similar agreement (the “Other NDA”) with another significant shareholder (“Shareholder A”) on or around the date hereof. The Company further confirms that (i) the terms of the Other NDA will be substantially similar to the terms hereof; provided that the terms of the Other NDA may be less restrictive than the terms of this Agreement to the extent that you are notified of such less restrictive terms and are given the opportunity to elect to receive the benefits thereof in lieu of what is provided in this Agreement, and (ii) you may confidentially discuss the Alternatives Evaluation and Evaluation Material with Shareholder A.

7.	Unless otherwise directed by the Company, all (i) communications with the Company regarding the Alternatives Evaluation or a Transaction, (ii) requests for additional Evaluation Material, (iii) requests for facility tours or management meetings and (iv) discussions or questions for the Company regarding the Alternatives Evaluation or a Transaction or procedures with respect to the Alternatives Evaluation or a Transaction shall be submitted or directed exclusively to a designated representative of Rothschild Inc. or to a member of the Company’s Strategic Alternatives Committee, and you will not and will direct your Representatives not to initiate or maintain contact with any officer, employee or any person known to you to be a former employee, of the Company or its affiliates regarding the Alternatives Evaluation or a Transaction.

8.	If any Evaluation Material includes materials or information subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, you understand and agree that you and the Company have a commonality of interest with respect to such matters and it is the desire, intention and mutual understanding of each party to this Agreement that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All Evaluation Material provided to you that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement and the joint defense doctrine. Nothing in this Agreement obligates any party to reveal material subject to the attorney-client privilege, work product doctrine or any other applicable privilege.

9.	Except as set forth in paragraph 5(a), this Agreement does not constitute or create any obligation of the Company to provide any Evaluation Material or other information to you, but merely defines the duties and obligations of you and your Representatives with respect to the Evaluation Material to the extent it may be so provided or made available. Under no circumstances (other than as set forth in paragraph 5(a)) is the Company obligated to provide or make available any information, including any Evaluation Material, that in its sole and absolute discretion it determines not to provide. You understand and acknowledge that none of the Company or its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material or any other information provided or made available to you by the Company or its Representatives. You understand and acknowledge that the Evaluation Material is not intended to, and shall not, present a complete description of the Company and is not a substitute for your own evaluation of the Company. Except as may be set forth in any definitive agreement relating to a Transaction, none of the Company or any of its Representatives shall have any liability to you or any other person (including, without limitation, any of your Representatives) resulting from your review or use of the Evaluation Material or otherwise in connection with the provision of the Evaluation Material to you or your Representatives. You are not entitled to rely on the accuracy or completeness of the Evaluation Material or any other information provided to you by the Company or its Representatives, and only those representations or warranties that are made in a final definitive agreement providing for a Transaction, when, as and if executed, and in accordance with such terms and subject to such conditions as may be specified therein, shall have any legal effect.

Indaba Capital Fund, L.P.

August 15, 2013

10.	You understand that (i) the Company shall be free to conduct the Alternatives Evaluation or any process with respect to the Transaction as the Company in its sole discretion shall determine, (ii) any procedures relating to the Alternatives Evaluation or a Transaction may be changed at any time without notice to you or any other person and (iii) you shall not have any claim whatsoever against the Company, its affiliates or the Company’s Representatives, arising out of or relating to the Alternatives Evaluation or a Transaction, other than (A), in the case of the Alternatives Evaluation, as part of a class of shareholders of the Company, (B) in the case of a Transaction, those as against parties to a definitive written agreement with you in accordance with the terms thereof, (C) those arising under this Agreement), and (D) claims related to violations of law or regulation.

11.	You acknowledge that in your examination of the Evaluation Material you will have access to material, non-public information, and that you are aware, and will advise your Representatives who are informed as to the matters that are the subject of this Agreement, that state and federal laws, including United States securities laws, impose restrictions on the dissemination of such information and on trading securities when in possession of such information.

12.	The parties agree that unless and until a definitive agreement providing for a Transaction has been executed and delivered, the parties shall be under no legal obligation of any kind with respect to such a Transaction by virtue of (i) this Agreement or (ii) any written or oral expression with respect to such Transaction by the Company except, in the case of this Agreement, as to the matters expressly agreed to herein. The Company reserves the right, in its sole discretion, to reject any and all proposals made by you or your Representatives in respect of the Alternatives Evaluation or a Transaction, to terminate discussions and negotiations with you or your Representatives at any time and to enter into any agreement with any other person without notice to you or any of your Representatives, at any time and for any or no reason.

Indaba Capital Fund, L.P.

August 15, 2013

13.	You agree that neither the Company nor any of its subsidiaries has granted you any license, copyright, or similar right with respect to any of the Evaluation Material or any other information provided to you by the Company or its Representatives.

14.	In the event that the Company so requests in writing at any time, you shall promptly (i) deliver to the Company all of the Evaluation Material in your possession or in the possession of any of your Representatives or , at your option, (ii) destroy all Evaluation Material in your possession or in the possession of any of your Representatives (such delivery or destruction to be certified in writing by you upon the Company’s written request), it being understood that neither you nor your Representatives shall be required to erase (but neither you nor your Representatives may use) electronically stored Evaluation Material that has been saved to a back-up file in accordance with your or your Representatives’ applicable document retention policy or applicable law. You and your Representatives also shall be authorized to keep (but not use) the Evaluation Material solely to the extent (i) such preservation is required by applicable law or (ii) such Evaluation Material is kept confidential in accordance with the terms hereof. Notwithstanding the return or destruction of Evaluation Material, you and your Representatives shall continue to be bound by your respective obligations of confidentiality and other obligations hereunder until the expiration of this Agreement pursuant to paragraph 22.

15.	The Company acknowledges that the review of the Evaluation Material by you and your Representatives will inevitably enhance the knowledge and understanding of the Company’s industries in a way that cannot be separated from the other knowledge of the Company and its Representatives and the Company agrees that, without limiting your obligations under this Agreement, this Agreement shall not restrict the use of such overall knowledge and understanding of such industries by you or your Representatives.

16.	The parties acknowledge that remedies at law will be inadequate to protect the parties and their affiliates against any actual or threatened breach of this Agreement by either party and its Representatives and, without prejudice to the rights and remedies otherwise available to the parties and their affiliates, the parties agree to the granting of injunctive relief, seeking specific performance or other equitable relief without proof of actual damages and to waive, and to cause their Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy to the extent permitted by applicable law. In the event of any litigation regarding or arising from this Agreement, the prevailing party shall, pursuant to any final non-appealable order, be entitled to recover its reasonable out-of-pocket costs and expenses, including attorneys’ fees and costs incurred therein with respect to such litigation.

17.	The Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its choice-of-law principles to the extent that the application of the laws of another jurisdiction would be required thereby. The courts of the State of Delaware and of the federal courts of the United States located in the State of Delaware shall have exclusive jurisdiction with respect to any suit, action or other proceeding arising out of this Agreement (each, a “Proceeding”). The parties hereto irrevocably (i) submit to the jurisdiction of such courts for the purpose of any Proceeding, (ii) agree that all claims in respect of any Proceeding may be heard and determined in such courts, (iii) waive, to the fullest extent permitted by law, any immunity you have acquired, or hereafter may acquire, from jurisdiction of such courts or from any legal process therein and (iv) agree not to commence any Proceeding other than in such courts, and waive, to the fullest extent permitted by applicable law, any claim that any such Proceeding is brought in an inconvenient forum, it being agreed that any judgment in any such Proceeding may be enforced in any competent court.

Indaba Capital Fund, L.P.

August 15, 2013

18.	The benefits of this Agreement shall inure to the respective successors and permitted assigns of the parties hereto, provided that you may not assign this Agreement without the prior written consent of the Company, and the obligations and liabilities of the parties under this Agreement shall be binding upon their respective successors and permitted assigns.

19.	If any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

20.	You hereby represent and warrant that your most recent Schedule 13G filing with respect to the Company, dated as of April 9, 2013, provides that you have beneficial ownership of 114,341 shares of Common Stock of the Company, and further represent and warrant that you have not filed any amendment thereto as of the date hereof.

21.	This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, amendment, change, modification or supplement hereto (including any amendments to this clause) shall be binding or effective unless the same is set forth in writing signed by a duly authorized officer of each party. Any provision of this Agreement may be waived by the party entitled to the benefit thereof, if in writing and signed by the party entitled to the benefit thereof. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

22.	The obligations of the parties under this Agreement shall expire on the earlier of (i) one (1) year following the date hereof and (ii) the date of entering into definitive agreements relating to a Transaction with the parties; provided, however, that such termination shall not relieve any party from its responsibilities in respect of any breach of this Agreement prior to such termination.

[Remainder of Page Intentionally Left Blank.]

The parties hereby confirm that you have all requisite power and authority, including any necessary approval by your governing body, to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same document. If the foregoing accurately sets forth our agreement, please execute this Agreement where indicated and return a copy to us.

Very truly yours,

GYRODYNE COMPANY OF AMERICA, INC.

By:
Name:
Title:

Address for Notice:
One Flowerfield, Suite 24
St. James, NY 11780
Attn:
Tel:
Fax:

AGREED AND ACKNOWLEDGED (as of the date indicated above):

INDABA CAPITAL FUND, L.P.

By:	Indaba Partners, LLC, its
general partner

By:
Name:
Title:

Address for Notice:

Attn:
Tel:
Fax: